UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being filed by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L). KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations. Thus, all information contained in this report relates to, and is filed by, Great Plains Energy. Information that is specifically identified in this report as relating solely to Great Plains Energy, does not relate to, and is not filed by, KCP&L. KCP&L makes no representation as to that information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions

Compensation Actions

On February 14, 2017, the independent members of the Board, upon the recommendation of its Compensation and Development Committee (the “Committee”), took the following actions:

•
Approved time-based restricted stock and performance share awards for the three-year performance period ending December 31, 2019 to all officers of Great Plains Energy and its wholly-owned subsidiary, KCP&L. The current named executive officers or “NEOs” receiving awards are Terry Bassham, Chairman, President and Chief Executive Officer, Scott H. Heidtbrink, Executive Vice President and Chief Operating Officer of KCP&L, Kevin E. Bryant, Senior Vice President-Finance and Strategy and Chief Financial Officer, and Heather A. Humphrey, Senior Vice President-Corporate Services and General Counsel. These awards will be made pursuant to Great Plains Energy's Long-Term Incentive Plan (“LTIP”) and will be granted on March 1, 2017. The LTIP awards are based on a percentage of base salary for each NEO. The percentage of base salary used to calculate the aggregate dollar amount of the LTIP awards at target performance for each NEO is as follows: Mr. Bassham, 270 percent, Mr. Heidtbrink, 175 percent, Mr. Bryant, 150 percent and Ms. Humphrey, 120 percent. The award distribution is 25 percent time-based restricted stock and 75 percent performance share awards. The sole performance objective for the 2017-2019 performance period is Great Plains Energy's total shareholder return compared to the Edison Electric Institute index of electric companies for the 2017-2019 performance period.

•	Approved base salary increases. Mr. Bassham's base salary increased to $880,000 and Mr. Bryant's base salary increased to $462,000. Such increases are effective January 1, 2017.

•
Approved the 2017 Annual Incentive Plan (“AIP”) and 2017 AIP targets for all officers of Great Plains Energy and KCP&L, including NEOs Messrs. Bassham, Heidtbrink and Bryant and Ms. Humphrey. The awards are based upon the base salary of the NEO, and the percentage of base salary used to calculate the aggregate dollar amount of the AIP awards, at target performance for each NEO is as follows: Mr. Bassham, 100 percent, Mr. Heidtbrink, 70 percent, Mr. Bryant, 70 percent, and Ms. Humphrey, 60 percent.

The 2017 annual incentive performance objectives and their respective weightings are: Earnings Per Share (50 percent); Safety Audits and Training (10 percent); System Average Interruption Duration Index (SAIDI) a system-wide measurement of reliability (10 percent); Percent Equivalent Availability - Coal Units (Winter and Summer Peak Months Only) (10 percent); Percent Equivalent Availability - Nuclear Unit (5 percent); JD Power Customer Satisfaction Index (10 percent); and Investment across the Energy Value Chain (5 percent).

2016 AIP Adjustment

In February 2016, the independent members of the Board, upon the recommendation of the Committee, approved awards under the 2016 AIP. The Board established the following performance objectives for the 2016 AIP: Earnings Per Share (50 percent); Safety Audits and Training (10 percent); SAIDI (10 percent); Percent Equivalent Availability - Coal Units (Winter and Summer Peak Months Only) (10 percent); Percent Equivalent Availability - Nuclear Unit (5 percent); JD Power Customer Satisfaction Index (10 percent); and Investment across the Energy Value Chain (5 percent). Due to the proposed acquisition of Westar Energy, Inc. (“Westar”), on February 14, 2017, the independent members of the Board approved an adjustment to the Earnings Per Share objective to exclude costs, expenses, and losses resulting from the anticipated acquisition of Westar. Following the announcement of the proposed acquisition of Westar, Great Plains Energy has communicated earnings on this adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Chief Compliance Officer and Corporate Secretary

KANSAS CITY POWER & LIGHT COMPANY

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Chief Compliance Officer and Corporate Secretary

Date: February 21, 2017